CUSIP No. 559092-40-8             SCHEDULE 13D                 Page 9 of 9 Pages
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                                    EXHIBIT A
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                                    AGREEMENT
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         The  undersigned  agree that this Amendment No. 1 to their Schedule 13D relating to equity securities of Magellan Technology, Inc. shall be filed on behalf of the undersigned.



      December 28, 1998                              /s/ JUDITH F. EDWARDS
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            Date                                        Judith F. Edwards



      December 28, 1998                              /s/ ROBERT W. EDWARDS
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            Date                                        Robert W. Edwards